Exhibit 3.4

New Nouveau Brunswick CANADA PROVINCE OF NEW BRUNSWICK BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT (SECTION 26, 117) CANADA PROVINCE DU NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICAT DE MODIFICATION (ARTICLE 26, 117) GSI Group Inc. Name of Corporation / Raison sociale de la corporation 508971 Corporation Number / Numéro de la corporation I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended JE CERTIFIE que les statuts de la corporation mentionée ci-dessus ont été modifiés (a) under Section 11 of the Business Corporations Act in accordance with the attached notice; en vertu de l'article de la Loi Sur les corporations commerciales conformément à l'avis ci-joints; (b) under Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating en vertu de l'article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de a series of shares; modification ci-joints décrivant les actions d'une série; (c) under Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment; or en vertu de l'article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints; ou (d) under Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization. en vertu de l'article 132 de la Loi sur les corporations commerciales de la façon indiquées dans les statuts de réorganisation. Director Directeur Date of Amendment May 26, 2005 Date de modification

NEW BRUNSWICK
BUSINESS CORPORATIONS ACT
FORM 3
ARTICLES OF AMENDMENT
(SECTION 26, 116)

NOUVEAU-BRUNSWICK
LOI SUR LES CORPORATIONS COMMERCIALES
FORMULE 3
STATUTS DE MODIFICATION
(ARTICLE 26,116)

1-Name of Corporation - Raison sociale de la corporation	2-Corporation No.-Numéro de la corporation
GSI LUMONICS INC.	508971

3-The articles of the above-mentioned corporation are amended as follows:

Les statuts de la corporation mentionnée ici sont modifiés comme suit :

To amend Section 1 of the Articles of Incorporation of the Corporation to change the name of the Corporation from GSI Lumonics Inc. to GSI Group Inc.

Date	Signature	Description of Office - Description du bureau
May 26 , 2005	[signature]	CHIEF FINANCIAL OFFICER
FOR DEPARTMENTAL USE ONLY RÉSERVÉ AU SEUL USAGE DU MINISTÈRE	Chief Financial officer	Filed -Déposé **FILED/DEPOSE** MAY 26 2005

45-5031 (6/01)